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                                                                    EXHIBIT 5




                                 April 15, 1998



Board of Directors
Orbital Sciences Corporation
21700 Atlantic Boulevard
Dulles, Virginia  20166


Ladies and Gentlemen:

                 We are acting as counsel to Orbital Sciences Corporation, a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-3 (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to the proposed public offering of up to 287,500 shares of the Company's common stock, par value $.01 per share, all of which shares (the "SHARES") are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                 For purposes of this opinion letter, we have examined copies of the following documents:

                 1.       An executed copy of the Registration Statement.

                 2. The Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on April 7, 1998 and by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                 3. The Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                 4. The form of Purchase Agreement among the Company and the several Underwriters to be named therein, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan & Co., J.P. Morgan Securities Inc.,
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                          Morgan Stanley Dean Witter and Morgan Stanley & Co.
                          Incorporated will act as representatives, incorporated by reference as Exhibit 1.1 to the Registration Statement (the "UNDERWRITING AGREEMENT").

                 5. Resolutions of the Board of Directors of the Company adopted on March 24, 1998 and resolutions of the Pricing Committee of the Board of Directors of the Company adopted on April 14, 1998, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

                 In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                 This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

                 Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement,
(ii) execution and delivery by the Company of the Underwriting Agreement, (iii) issuance of the Shares pursuant to the terms of the Underwriting Agreement and
(iv) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee referred to above, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

                 We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                 We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus incorporated by reference in the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.
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                                                      Very truly yours,

                                                      /s/ Hogan & Hartson L.L.P.

                                                      HOGAN & HARTSON L.L.P.